EXHIBIT 69


Olimpia S.p.A.
Viale Sarca 222
20126 Milan


This is a response to your letter of December 8, 2004, containing the proposal for the stipulation of a term sales contract for convertible bonds, the text of which is reprinted below.

JP Morgan Chase Bank, NA
125 London Wall EC2Y 5AJ
London


As a followup to the conversations that we held, we hereby present the text of the proposed term sales contract for convertible bonds.

                    TERM SALES CONTRACT FOR CONVERTIBLE BONDS

Stipulated between

JP Morgan Chase Bank, NA, 125 London Wall EC2Y 5AJ, London, represented by J.P. Morgan Securities Ltd., in the person of the legal representative of the company Dr. Alessandro Rombelli (hereinafter referred to as the "SELLER")

                                                     party of the first part

and

Olimpia S.p.A., with legal offices in Milan, Viale Sarca 222, corporate capital 1,860,233,510 Euro, registration number in the Book of Companies in Milan, tax identification number and V.A.T. number 03232190961, in the person of the proxy Ing. Luciano Gobbi (hereinafter referred to as the "PURCHASER")

                                                     party of the second part

(The Purchaser and the Seller are jointly indicated hereinafter as the "PARTIES", and each one individually is indicated as the "Party").

                          IT IS HEREBY STIPULATED THAT

(a) The Purchaser is a company which, on December 7, 2004, holds a total share in the ordinary corporate capital of Telecom Italia S.p.A. equal to approximately 17% and it is interested in increasing this share, even through the purchase of convertible financial instruments in ordinary shares of Telecom Italia S.p.A.;

(b) The Seller is a primary financial institution that holds directly, or has a way of procuring, up to 424,130,480 convertible bonds identified by ISIN number IT0003187215 (the "CONVERTIBLE BONDS"), which are convertible into 200,000,000 ordinary shares in Telecom Italia S.p.A.;

(c) it has been established that (i) by January 31, 2005 the extraordinary assembly of the Purchaser will approve an share capital increase for the payment offered as a option to the shareholders for an amount of up to 2,000,000,000 Euro, to be recalled in one or more tranches (the "SHARE CAPITAL INCREASE"); (ii) the share capital increase is intended in large part to provide the Purchaser with the means necessary to proceed with the acquisition of additional ordinary shares in Telecom Italia S.p.A., also through the acquisition of financial instruments that permit the acquisition of ordinary shares in Telecom Italia S.p.A.;

(d) the Purchaser intends to insure 424,130,480 Convertible Shares through a term purchase at a preset price, for the purposes of not suffering the consequences deriving from possible fluctuations in the market while the share capital increase is pending;

(e) the Seller is willing to sell, either directly or through a Company, wholly controlled, directly or indirectly by the Seller to the Purchaser, 424,130,480 Convertible Bonds in the terms and conditions established in this sales contract for convertible bonds.


                         ALL THIS HAVING BEEN STIPULATED

                                    Article 1

                                The Stipulations

The stipulations to this term sales contract for convertible bonds (hereinafter referred to as the "CONTRACT") constitute an integral and substantial part thereof.

                                    Article 2

                             Object of the Contract

Subordinate to the points established in Article 4 below, the Seller hereby agrees to sell to the Purchaser, who hereby agrees to purchase from the Seller, in the terms and conditions established in this Contract, 424,130,480 Convertible Bonds, with a nominal value of 1 Euro each, against the payment of the price, established from this point on at 625,500,000 Euro (hereinafter referred to as the "SALES PRICE"). In addition, the Purchaser will pay the Seller a sum corresponding to the percentage reported on page BXT relating to the Convertible Bonds in the Bloomberg system for the Convertible Bond coupons matured from January 1, 2005 to the sales date of the Convertible Bonds themselves (the "TOTAL INTEREST DUE").

                                    Article 3

                           Declarations and Guarantees

3.1 The Seller declares and guarantees to the Purchaser on the date of the present Contract and up to the Closing Date (as defined hereinafter) that:

          (a) the signing of the present Contract on the part of the Seller will be duly authorized by the competent bodies of the Seller by the Closing Date, and that this authorization will be valid and effective on the closing date, and that the signing of the Contract or the implementation of the obligation of the Seller in accordance with this Contract does not require any legal or administrative authorization that has not been obtained;

          (b) the Seller or another company that is wholly controlled, directly or indirectly by the Seller, will have ownership and the free and complete availability of the Convertible Bonds on a date immediately preceding the Closing Date, free from any pledges, uses or other restrictions or liens in favor of the Seller or third parties;

          (c) the present Contract constitutes a valid, and subordinate to the points established in Article 4, an effective obligation on the part of the Seller, and it is susceptible to execution, even in specific form, in accordance with the stipulations reported herein;

          (d) the present Contract does not constitute a violation on the part of the Seller of Article 180 of Legislative Decree no. 58 of February 24, 1998, in reference to the shares in Telecom Italia S.p.A. or other financial instruments that allow the acquisition of shares in Telecom Italia S.p.A.

3.2 The Purchaser hereby declares and guarantees to the Seller on the date of the present Contract and up to the Closing Date (as defined hereinafter) that:

          (a) the signing of the present Contract on the part of the Purchaser will be duly authorized by the competent bodies of the Purchaser by the Closing Date, and that this authorization will be valid and effective on the closing date, and that the signing of the Contract or the implementation of the obligation of the Seller in accordance with this Contract does not require any legal or administrative authorization that has not been obtained.

          (b) the present Contract constitutes a valid, and subordinate to the points established in Article 4, an effective obligation on the part of the Purchaser, and it is susceptible to execution, even in specific form, in accordance with the stipulations reported herein;

          (c) the present Contract does not constitute a violation on the part of the Purchaser of Article 180 of Legislative Decree no. 58 of February 24, 1998, in reference to the shares in Telecom Italia S.p.A. or other financial instruments that allow the acquisition of shares in Telecom Italia S.p.A.

          (d) the Purchaser will make all communications under its responsibility to the public and to the oversight authorities in accordance with applicable law in Italy and abroad.

                                    Article 4

                              Suspension Condition

4.1 The obligation of the Seller to sell and of the Purchaser to purchase the Convertible Bonds in accordance with this Contract is conditional on the effectiveness of the approval on the part of the extraordinary shareholders' meeting of Olimpia, for the share capital increase as discussed in Stipulation (c), and the promise of all or part of the shareholders to underwrite this share capital increase for the amount of at least 630,000,000 Euro and the effective payment of this sum into the Underwriting Account discussed in Article 5 below.

4.2 The present suspension condition is inserted in the exclusive interest of the Purchaser, which may waive this condition by February 28, 2005 through a communication sent to the Seller of the wish to waive the clause and the payment of the Sales Price and the Share of Interest due on the day in which the transfer of these sums takes place. It is expressly understood that the full payment of the Sales Price to the Seller and the Share of Interest due on the date of transfer constitutes a condition of validity of effectiveness of the waiver of the suspension condition.

4.3 The Parties expressly agree that the pledges of the Seller and the Purchaser are understood as effective, without the right of retraction, on the date of the effective payment, on the part of the shareholders of the Purchaser, of the sum of at least 630,000,000 Euro for the underwriting of the share capital increase into the Underwriting Account discussed in Article 5.

4.4 The Purchaser hereby agrees to promptly communicate to the Seller on the occurrence of the present suspension condition.

4.5 In the event that the suspension condition discussed in Article 4 does not occur by February 28, 2005 and notwithstanding the waiver on the part of the Purchaser in accordance with the points established in
          Article 4.2, the Purchaser, by March 11, 2005, must find for the Seller a third purchaser of high standing (the "THIRD PURCHASER") who will replace the Purchaser in this Contract, taking on all the obligations of the Purchaser in respect to the Seller and issuing the declarations and guarantees discussed in Article 3 above. The Third Purchaser must purchase 424,130,480 Convertible Bonds at the Sales Price by the day after March 14, 2005, increased by the Interest due. In the event that the sale of the Convertible Bonds against the payment of the Sales Price and the Interest due on the part of the Third Purchaser does not take place in the term established in this section, the Purchaser will pay the Seller, by the second working day after March 14, 2005, as indemnity against any damages suffered by the Seller, an all-inclusive penalty in the amount of 10% of the sum of the Sales Price and an amount equal to the percentage reported on page BXT relating to the Convertible Bonds in the Bloomberg system for the Convertible Bond coupons matured on the second business day after March 14, 2005.

                                    Article 5

                                    Execution

5.1 Notwithstanding a different agreement between the Parties and subordinate to the occurrence of the suspension condition discussed in
          Article 4 or the waiver of this condition as established by Article
          4.2 no later than February 28, 2005, the date for the execution of this Contract will be the first date technically possible, within the five days following the occurrence of the Suspension Condition, and will not at any rate take place before January 5, 2005 (hereinafter referred to as the "CLOSING").

5.2 At the Closing, the ownership of the Convertible Bonds will be transferred to the Purchaser against full payment of the Sales Price and the Interest due.

5.3 The Purchaser hereby agrees to give instructions to the underwriting shareholders so that when the share capital increase is underwritten, they will pay the sums due to the Purchaser for the underwriting of the share capital increase into an account to be confirmed subsequently (the "UNDERWRITING ACCOUNT") held at a financial institution to be confirmed (the "BANK"). In addition, by December 15, 2004 the Purchaser hereby agrees to give the Bank irrevocable instructions in accordance with Addendum 1, so that, at Closing, the Bank will immediately transfer to the Seller, in the currency on that date, and without the need for additional confirmation, an amount equal to the total of the Sales Price and the Interest due, as a payment for the Convertible Bonds. The Purchaser will give the Seller a copy of the letter of acceptance of the instructions on the part of the Bank as soon as the letter is signed by the Bank.

5.4 At the Closing, the ownership of the Convertible Bonds will be transferred by the Seller or by a company that the Seller wholly controls, directly or indirectly by the Seller, through the Clearing Agent to be confirmed subsequently, into the account held by the Purchaser in a primary financial institution to be confirmed subsequently, whose details will be communicated by the Purchaser to the Seller with at least two working days advance notice in respect to the Closing date.

5.5 At the time of the transfer of the Convertible Bonds and the payment of the Sales Price and the Interest due, the Parties will sign a special declaration of mutual receipt.

                                    Article 6

                                Expenses and Fees

Each party will pay the expenses that they incur for the signing and execution of this Contract. No brokerage commission of any nature or type is due. The expenses for the Stock Exchange transfer tax, if applicable, will remain the responsibility of the Purchaser. Notwithstanding the points established in
Article 4.5, no reimbursement of expenses or fees, even for transfer taxes on the market, will be due from the Purchaser to the Seller for the purchases made by the Seller in order to procure the Convertible Bonds by the Closing Date.

                                    Article 7

                        Applicable Law and Legal Disputes

7.1       This Contract is governed by Italian law.

7.2 The Parties irrevocably submit to the exclusive jurisdiction of the Court of Milan for any dispute deriving from the present Contract or related to its execution and interpretation.

                                    Article 8

                                 Communications

As communication required or permitted by the stipulations of this Contract shall be made, unless indicated otherwise in this Contract, in writing and shall be understood as effectively and validly executed when it is received, if done by letter or by telegram, or at the time of proof of receipt by special declaration (through fax), and if sent by fax, addressed as follows:

To the Purchaser:
-----------------
Olimpia S.p.A.
Viale Sarca 222
20126 Milan
Att: Dr. Silvia Gironi
Fax: 0039 02 64 42 24 61

To the Seller:
--------------
J.P. Morgan Securities Ltd.
10 Aldermanbury
EC4 7RF
London
Att: Mr. David Robertson, Ms. Rachel Willox, Mr. Gianluca Gera
Fax: 0044 207 325 7227

Addendum 1

Bank (*)


Dear Sirs:

The undersigned Mr. Luciano Gobbi, in his role as proxy of Olimpia S.p.A., through this document, hereby gives you irrevocable instructions so that on the first date technically possible, and at any rate within five days following the date on which the balance of account (*) held at your bank reaches or exceeds the sum of 630,000,000 Euro, you will transfer, without the need of any further instructions or confirmation in this sense on our part, this amount to J.P. Morgan Securities Ltd. into account (*) held at (*), in the currency on that date.

Please sign this document and return it as a sign of acceptance, to the writer at Olimpia S.p.A.

Warmest regards,


-----------------------------------
Ing. Luciano Gobbi
Olimpia S.p.A.

                                       * *

If you agree with the above, we ask you to confirm this by signing and sending us a copy of this document, duly signed as a sign of acceptance.

Milan, _____________

Olimpia S.p.A.


----------------------------
Ing. Luciano Gobbi
Proxy


                                      * * *

Through this document, we hereby confirm acceptance of the proposed agreement in the terms established therein.

Milan, December 8, 2004

J.P. Morgan Securities
[signature]
Dr. Alessandro Rombelli
Legal Representative

J.P. Morgan Chase Bank, NA
125 London Wall EC2Y 5AJ
London


As a followup to the conversations that we held, we hereby present the text of the proposed term sales Contract for convertible bonds.

                    TERM SALES CONTRACT FOR CONVERTIBLE BONDS

Stipulated between

JP Morgan Chase Bank, NA, 125 London Wall EC2Y 5AJ, London, represented by J.P. Morgan Securities Ltd., in the person of the legal representative of the company Dr. Alessandro Rombelli (hereinafter referred to as the "SELLER")

                                                     party of the first part

and

Olimpia S.p.A., with legal offices in Milan, Viale Sarca 222, corporate capital 1,860,233,510 Euro, registration number in the Book of Companies in Milan, tax identification number and V.A.T. number 03232190961, in the person of the proxy Ing. Luciano Gobbi (hereinafter referred to as the "PURCHASER")

                                                    party of the second part

(The Purchaser and the Seller are jointly indicated hereinafter as the "PARTIES", and each one individually is indicated as the "Party").

                          IT IS HEREBY STIPULATED THAT

(a) The Purchaser is a company which, on December 7, 2004, holds a total share in the ordinary corporate capital of Telecom Italia S.p.A. equal to approximately 17% and it is interested in increasing this share, even through the purchase of convertible financial instruments in ordinary shares of Telecom Italia S.p.A.;

(b) The Seller is a primary financial institution that holds directly, or has a way of procuring, up to 424,130,480 convertible bonds identified by ISIN number IT0003187215 (the "CONVERTIBLE BONDS"), which are convertible into 200,000,000 ordinary shares in Telecom Italia S.p.A.;

(c) it has been established that (i) by January 31, 2005 the extraordinary shareholders' meeting of the Purchaser will approve a share capital increase for the payment offered as an option to the shareholders for an amount of up to 2,000,000,000 Euro, to be recalled in one or more tranches (the "SHARE CAPITAL INCREASE"); (ii) the Share Capital Increase is intended in large part to provide the Purchaser with the financial means necessary to proceed with the acquisition of additional ordinary shares in Telecom Italia S.p.A., also through the acquisition of financial instruments that permit the acquisition of ordinary shares in Telecom Italia S.p.A.;

(d) the Purchaser intends to insure 424,130,480 Convertible Shares through a term purchase at a preset price, for the purposes of not suffering the consequences deriving from possible fluctuations in the market while the share capital increase is pending;

(e) the Seller is willing to sell, either directly or through a Company, wholly controlled, directly or indirectly by the Seller to the Purchaser, 424,130,480 Convertible Bonds in the terms and conditions established in this sales contract for convertible bonds.


                         ALL THIS HAVING BEEN STIPULATED

                                    Article 1

                                The Stipulations

The stipulations to this term sales contract for convertible bonds (hereinafter referred to as the "CONTRACT") constitute an integral and substantial part thereof.

                                    Article 2

                             Object of the Contract

Subordinate to the points established in Article 4 below, the Seller hereby agrees to sell to the Purchaser, who hereby agrees to purchase from the Seller, in the terms and conditions established in this Contract, 424,130,480 Convertible Bonds, with a nominal value of 1 Euro each, against the payment of the price, established from this point, in any case, on at 625,500,000 Euro (hereinafter referred to as the "SALES PRICE"). In addition, the Purchaser will pay the Seller a sum corresponding to the percentage reported on page BXT relating to the Convertible Bonds in the Bloomberg system for the Convertible Bond coupons matured from January 1, 2005 to the sales date of the Convertible Bonds themselves (the "TOTAL INTEREST DUE").

                                    Article 3

                           Declarations and Guarantees

3.1 The Seller declares and guarantees to the Purchaser on the date of the present Contract and up to the Closing Date (as defined hereinafter) that:

          (a) the signing of the present Contract on the part of the Seller will be duly authorized by the competent bodies of the Seller by the Closing Date, and that this authorization will be valid and effective on the closing date, and that the signing of the Contract or the implementation of the obligation of the Seller in accordance with this Contract does not require any legal or administrative authorization that has not been obtained.

          (b) the Seller or another company that is wholly controlled, directly or indirectly by the Seller, will have ownership and the free and complete availability of the Convertible Bonds on a date immediately preceding the Closing Date, free from any pledges, uses or other restrictions or liens in favor of the Seller or third parties;

          (c) the present Contract constitutes a valid, and subordinate to the points established in Article 4, an effective obligation on the part of the Seller, and it is susceptible to execution, even in specific form, in accordance with the stipulations reported herein;

          (d) the present Contract does not constitute a violation on the part of the Seller of Article 180 of Legislative Decree no. 58 of February 24, 1998, in reference to the shares in Telecom Italia S.p.A. or other financial instruments that allow the acquisition of shares in Telecom Italia S.p.A.

3.2 The Purchaser hereby declares and guarantees to the Seller on the date of the present Contract and on the Closing Date (as defined hereinafter) that:

          (a) the signing of the present Contract on the part of the Purchaser will be duly authorized by the competent bodies of the Purchaser by the Closing Date, and that this authorization will be valid and effective on the closing date, and that the signing of the Contract does not require any legal or

          (b) administrative authorization that has not been obtained; the present Contract constitutes a valid, and subordinate to the points established in Article 4, an effective obligation on the part of the Purchaser, and it is susceptible to execution, even in specific form, in accordance with the

          (c) stipulations reported herein; the present Contract does not constitute a violation on the part of the Purchaser of
                    Article 180 of Legislative Decree no. 58 of February 24, 1998, in reference to the shares in Telecom Italia S.p.A. or other financial instruments that allow the acquisition of shares in Telecom Italia S.p.A.;

          (d) the Purchaser will make all communications under its responsibility to the public and to the oversight authorities in accordance with applicable law in Italy and abroad.

                                    Article 4

                              Suspension Condition

4.1 The obligation of the Seller to sell and of the Purchaser to purchase the Convertible Bonds in accordance with this Contract is conditional on the effectiveness of the approval on the part of the extraordinary shareholders' meeting of Olimpia, for the share capital increase as discussed in Stipulation (c), and the promise of all or part of the shareholders to underwrite this share capital increase for the amount of at least 630,000,000 Euro and the effective payment of these sums into the Underwriting Account discussed in Article 5 below.

4.2 The present suspension condition is inserted in the exclusive interest of the Purchaser, which may waive this condition by February 28, 2005 through a communication sent to the Seller of the wish to waive the clause and the [contestuale] payment of the Sales Price and the Share of Interest due on the day in which the transfer of these sums takes place. It is expressly understood that the full payment of the Sales Price to the Seller and the Share of Interest due on the date of transfer constitutes a condition of validity of effectiveness of the waiver of the suspension condition.

4.3 The Parties expressly agree that the pledges of the Seller and the Purchaser are understood as effective, without the right of retraction, on the date of the effective payment, on the part of the shareholders of the Purchaser, of the sum of at least 630,000,000 Euro for the underwriting of the share capital increase into the Underwriting Account discussed in Article 5.

4.4 The Purchaser hereby agrees to promptly communicate to the Seller on the enactment of the present suspension condition.

4.5 In the event that the suspension condition as defined in Article 4 should not be occurred by February 28, 2005 and notwithstanding the waiver on the part of the Purchaser in accordance with the points established in Article 4.2, the Purchaser, by March 11, 2005, must find for the Seller a third purchaser of high standing (the "THIRD PURCHASER") who will replace the Purchaser in this Contract, taking on all the obligations of the Purchaser in respect to the Seller and issuing the declarations and guarantees as defined in Article 3 above. The Third Purchaser must purchase 424,130,480 Convertible Bonds at the Sales Price by the day after March 14, 2005, increased by the Interest due. In the event that the sale of the Convertible Bonds against the payment of the Sales Price and the Interest due on the part of the Third Purchaser does not take place in the term established in this section, the Purchaser will pay the Seller, by the second working day after March 14, 2005, as indemnity against any damages suffered by the Seller, an all-inclusive penalty in the amount of 10% of the sum of the Sales Price and an amount equal to the percentage reported on page BXT relating to the Convertible Bonds in the Bloomberg system for the Convertible Bond coupons matured on the second working day after March 14, 2005.

                                    Article 5

                                    Execution

5.1 Notwithstanding a different agreement between the Parties and subordinate to the occurrence of the suspension condition discussed in
          Article 4 or the waiver of this condition as defined by Article 4.2 no later than February 28, 2005, the date for the execution of this Contract will be the first date technically possible, within the five days following the occurrence of the Suspension Condition, and will not at any rate take place before January 5, 2005 (hereinafter referred to as the "CLOSING").

5.2 At the Closing, the ownership of the Convertible Bonds will be transferred to the Purchaser against full payment of the Sales Price and the Interest due.

5.3 The Purchaser hereby agrees to give instructions to the underwriting shareholders so that when the share capital increase is underwritten, they will pay the sums due to the Purchaser for the underwriting of the share capital increase into an account to be confirmed subsequently (the "UNDERWRITING ACCOUNT") held at a financial institution to be confirmed (the "BANK"). In addition, by December 15, 2004 the Purchaser hereby agrees to give the Bank irrevocable instructions in accordance with Addendum 1, so that, at Closing, the Bank will immediately transfer to the Seller, in the currency on that date, and without the need for additional confirmation, an amount equal to the total of the Sales Price and the Interest due, as a payment for the Convertible Bonds. The Purchaser will give the Seller a copy of the letter of acceptance of the instructions on the part of the Bank as soon as the letter is signed by the Bank.

5.4 At the Closing, the ownership of the Convertible Bonds will be transferred by the Seller or by a company that the Seller wholly controls, directly or indirectly by the Seller, through the Clearing Agent to be confirmed subsequently, into the account held by the Purchaser in a primary financial institution to be confirmed subsequently, whose details will be communicated by the Purchaser to the Seller with at least two working days advance notice in respect to the Closing date.

5.5 Upon transfer of the Convertible Bonds and the payment of the Sales Price and the Interest due, the Parties will sign a special declaration of mutual receipt.

                                    Article 6

                                Expenses and Fees

Each party will pay the expenses that they incur for the signing and execution of this Contract. No brokerage commission of any nature or type is due. The expenses for the Stock Exchange transfer tax, if applicable, will remain the responsibility of the Purchaser. Notwithstanding the points established in
Article 4.5, no reimbursement of expenses or fees, even for transfer taxes on the market, will be due from the Purchaser to the Seller for the purchases made by the Seller in order to procure the Convertible Bonds by the Closing Date.

                                    Article 7

                        Applicable Law and Legal Disputes

7.1       This Contract is governed by Italian law.

7.2 The Parties irrevocably submit to the exclusive jurisdiction of the Court of Milan for any dispute deriving from the present Contract or related to its execution and interpretation.

                                    Article 8

                                 Communications

As communication required or permitted by the stipulations of this Contract shall be made, unless indicated otherwise in this Contract, in writing and shall be understood as effectively and validly executed when it is received, if done by letter or by telegram, or at the time of proof of receipt by special declaration (through fax), and if sent by fax, addressed as follows:

To the Purchaser:
-----------------
Olimpia S.p.A.
Viale Sarca 222
20126 Milan
Att: Dr. Silvia Gironi
Fax: 0039 02 64 42 24 61

To the Seller:
--------------
J.P. Morgan Securities Ltd.
10 Aldermanbury
EC4 7RF
London
Att: Mr. David Robertson, Ms. Rachel Willox, Mr. Gianluca Grea
Fax: 0044 207 325 7227

Addendum 1

Bank (*)


Dear Sirs:

The undersigned Mr. Luciano Gobbi, in his role as proxy of Olimpia S.p.A., through this document, hereby gives you irrevocable instructions so that on the first date technically possible, and at any rate within five days following the date on which the balance of account (*) held at your bank reaches or exceeds the sum of 630,000,000 Euro, you will transfer, without the need of any further instructions or confirmation in this sense on our part, this amount to J.P. Morgan Securities Ltd. into account (*) held at (*), in the currency on that date.

Please sign this document and return it as a sign of acceptance, to the writer at Olimpia S.p.A.

Warmest regards,

---------------------------------
Ing. Luciano Gobbi
Olimpia S.p.A.

                                      * * *

If you agree with the above, we ask you to confirm this by signing and sending us a copy of this document, duly signed as a sign of acceptance.

Milan, December 8, 2004

Olimpia S.p.A.


---------------------------
Ing. Luciano Gobbi
Proxy